                                                                  EXHIBIT (21.0)

                               BADGER METER, INC.

                         SUBSIDIARIES OF THE REGISTRANT

     The Company's subsidiaries are listed below. All of the subsidiaries of the Company listed below are included in the Company's consolidated financial statements.

                                                               PERCENTAGE     STATE OR COUNTRY IN
NAME                                                          OF OWNERSHIP      WHICH ORGANIZED
----                                                          ------------   ---------------------
Badger Meter de Las Americas, S.A. de C.V. .................     100%        Mexico
Badger Meter Canada, Inc. ..................................     100%        Canada
Badger Meter Czech Republic.................................     100%        Czech Republic
  (a subsidiary of Badger Meter International, Inc.)
Badger Meter Europe, GmbH...................................     100%        Federal Republic of
                                                                             Germany
Badger Meter Export, Inc. ..................................     100%        Virgin Islands (U.S.)
  (a large FSC)
Badger Meter France SAS.....................................     100%        France
  (a French holding company)
  (Badger Meter France SAS is a subsidiary of Badger Meter
  International, Inc.)
Badger Meter International, Inc. ...........................     100%        Wisconsin (U.S.)
  (an international holding company)
Badger Meter Limited (1)....................................     100%        United Kingdom
Badger Meter de Mexico, S.A. de C.V. .......................     100%        Mexico
Badger Meter Slovakia (2)...................................     100%        Slovakia
  (a subsidiary of Badger Meter Europe)
MecaPlus Equipements SA.....................................     100%        France
  (a subsidiary of Badger Meter France)

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(1) Badger Meter Limited is in the process of being dissolved and the dissolution is expected to be complete within the first quarter of 2004.

(2) Badger Meter Slovakia was formed in the first quarter of 2004 and is a subsidiary of Badger Meter Europe.

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